EXHIBIT 10.07

Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(a)(6) of Regulation S-K

THE OUTSTAFFING AGREEMENT

made between

Freedom Holding Corp.

and

JMK Management Services Corp.

As of 28 May 2024, Almaty

TABLE OF CONTENTS
1. Definitions. 3
2. Term of the Agreement 5
3. Services, Reporting, and Compensation. 6
4. Business Travel and Expenses. 7
5. No Competition. 8
6. Responsibilities of the Service Provider 8
7. Rights and Obligations of the Client 9
8. Confidentiality. 10
9. Personal Data. 11
10. Intellectual Property. 11
11. Conflict of Interests. 11
12. Termination. 12
13. Liability. 12
14. Governing Law and Arbitration. 14
15. Miscellaneous. 14
Schedule 1 Qualifications of the CLO.. 17
Schedule 2 Services. 19
Schedule 3 Key Performance Indicators and Compensation. 21

OUTSTAFFING AGREEMENT

This Outstaffing Agreement (the "Agreement") is made and entered into as of May 28, 2024 by and between:

(1)Freedom Holding Corp., a Nevada corporation, with registered number C32081-2004, with legal address 1930 Village Ctr. Cir. #3-6972, Las Vegas, Nevada 89134, United States of America (the "Client");

(2)JMK Management Services Corp., a company incorporated and existing under the laws of State of Nevada, United States of America, with its principal place of business located at Fabian & Clendenin Apc, 411 East Bonneville Ave., Suite 400, Las Vegas, Nevada, 8910 (the "Service Provider");

RECITALS
WHEREAS, the Client desires to obtain the services of a qualified Chief Legal Officer (the "CLO") to manage and oversee its legal functions and operations across its Group (as defined below); and
WHEREAS, the Service Provider has an agreement with Mr. Jason Kerr, as agent for the Service Provider, holder of the US passport No. [***] issued on [***] by [***] ("Mr. Kerr") pursuant to which the Service Provider can cause Mr. Kerr, as agent for the service provider, to act as the CLO of the Client and the Group. Mr. Kerr has the Qualifications (as defined below) necessary to act as the Client’s and Group’s CLO in accordance with the terms and conditions set forth in this Agreement;
WHEREAS, the Service Provider has agreed to provide the services of Mr. Kerr, as agent for the Service Provider, to act as the Client’s and the Group’s CLO;
WHEREAS, the Board (as defined below) has approved candidacy of Mr. Kerr as the CLO;
WHEREAS, Mr. Kerr is a former independent member of the Board and possesses special knowledge about the Group and has in-depth understanding of the Group’s business;
NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.DEFINITIONS

1.1. Unless the context provides for otherwise, the following terms and expressions shall have the following     meanings in this Agreement:
"Board" means the board of directors of the Client.
"Commencement Date" means 28 May 2024.
"Compensation" means monetary compensation for the Services as set forth in Schedule 3.
"Confidential Information" means any non-public information, whether oral, written, electronic, or other form, disclosed by either party to the other, including but not limited to business plans, strategies, financial information, and client data.
“Disability” means Mr. Kerr’s, or other acceptable agent for the Service Provider’s inability to effectively discharge his duties as a CLO due to injury or illness, without reasonable accommodation, for a period of six continuous months.
"Governmental Authority" means any state or political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions on behalf of the state or its political subdivision, including any governmental authority, ministry, agency, department, board, commission or instrumentality or subdivision thereof; any court, including tribunal (whether standing or ad hoc), arbitration panel or arbitrator (including an arbitrator of international commercial arbitrations); and any self-regulatory organization acting on behalf of the state or itself pursuant to the rights granted thereto by applicable law.
"Group" means entities, incorporated or unincorporated, which are owned directly or indirectly, or which are controlled also directly or indirectly by the Client.
"Term" means the period of Services commencing on the Commencement Date and ending upon the death or Disability of Mr. the agent for the Service Provider, the mutual agreement of the Parties to terminate this Agreement, the Voluntary Resignation of Mr. Kerr, upon the Client’s Termination of the Agreement Without Cause, or upon the Client’s Termination of the Agreement for Clause.
"KPIs" means Key Performance Indicator of the CLO as shall be agreed by the Client’s CEO, the Board and the Service Provider from time to time.
"Officers" means a person within a Group holding a position of trust and authority with administrative, executive, or supervisory duties, managing the day-to-day operations and executing the strategic decisions of the entities within the Group.

"SEC" means Securities and Exchange Commission of the United States of America.
"Services" means the duties and responsibilities to be performed by the CLO as described in Schedule 2 (Services).
“Termination of the Agreement for Cause” means termination because of Mr. Kerr, as agent for the Service Provider’s personal dishonesty, Willful (as hereinafter defined) misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform agreed duties, conviction of a felony with respect to the Client or the Group, or any uncured material breach of this Agreement. For purposes of this Section, no act, or the failure to act, on Mr. Kerr’s part, shall be “Willful” unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the bet interest of the Client or the Group. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or the board of an entity in the Group or based upon the written advice of counsel for the Client or an entity in the Group, shall be conclusively presumed to be done, or omitted to be done, by Mr. Kerr, as agent for the supervisor, in good faith and in the best interests of the Client and the Group. Notwithstanding the foregoing, this Agreement shall not be deemed to have been terminated for cause unless and until there have been delivered a notice in accordance with the terms of this Agreement which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held that purpose (after reasonable notice to Mr. Kerr and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Mr. Kerr was guilty of conduct justifying Termination of the Agreement for Cause and specifying the particulars thereof in detail. The Service Provider shall not have the right to receive compensation or other benefits for any period of time after the Termination of the Agreement for Cause.
“Termination of the Agreement Without Cause” means any involuntary termination of the Agreement that is not a Termination for Cause.
"Qualification" means set of criteria, educational background, professional experiences, skills, and personal attributes that are necessary for effectively fulfilling the responsibilities of the CLO role, which are set forth in Schedule 1 (Qualifications of the CLO).
“Voluntary Resignation” means Mr. Kerr’s, as agent for the Service Provider voluntary (not under duress, coercion, or undue influence) decision permanently to cease performing his duties as the Company’s and Group’s CLO.
1.2. In this Agreement:
(a)any reference to this Agreement includes the Schedules to it each of which forms part of this Agreement for all purposes;
(b)references to this Agreement shall be construed as references also to any separate or independent stipulation or agreement contained in it;
(c)references to any document (including this Agreement) or a provision of any document includes such document or provision thereof as amended or supplemented in accordance with its terms, and whether or not such other document or provisions thereof is or becomes ineffective for any reason;
(d)a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re enacted or replaced;
(e)words in the singular shall include the plural and vice versa, and references to one gender include other genders;
(f)a reference to a person shall include a reference to any individual, firm, company or other body corporate, an individual's executors or administrators, Governmental Authority, unincorporated association, trust or partnership (whether or not having separate legal personality);
(g)a reference to a particular person shall include a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns;
(h)a reference to a Clause, paragraph, Schedule (other than to a schedule to a statutory provision) or Recital shall be a reference to a Clause, paragraph, Schedule or Recital (as the case may be) of or to this Agreement;
(i)if a period is specified as from a given day, or from the day of an act or event, it shall be calculated exclusive of that day;
(j)references to any American legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than USA be deemed to include what most nearly approximates the American legal term in that jurisdiction and references to any American or Kazakhs statute or enactment shall be deemed to include any equivalent or analogous laws or rules in any other jurisdiction;
(k)references to writing shall include any modes of reproducing words in any legible form and shall include email except where expressly stated otherwise;
(l)the term "liabilities" includes liabilities and obligations of whatsoever nature (including in respect of any claims for interest), whether present or future and whether known or unknown and whether arising from or affected by any change in the law or any other change of circumstance of any sort, and "liability" shall be construed accordingly;
(m)a reference to "USD", "US$", "$" or "Dollars" is to the lawful currency of the United States of America; and
(n)a reference to any thing (including an amount) is a reference to the whole and each part of it.
1.3. In this Agreement general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words. The terms "other", "or otherwise", "whatsoever", "including", "include", "for example" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words accompanying those terms.
1.4. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any provisions of this Agreement.

2. TERM OF THE AGREEMENT

This Agreement applies to the relationships of the parties starting from the Commencement Date and shall continue in force and effect unless terminated in accordance with Section 12.
3. SERVICES, REPORTING, AND COMPENSATION

3.1. The Service Provider agrees to provide the Client with the Services.
3.2. Mr. Kerr, as agent for the Service Provider, shall perform the Services personally.
3.3. The Service Provider, through Mr. Kerr, shall provide Services at the location in Almaty, Kazakhstan, Cyprus, New York City, Clark County, Nevada, Salt Lake City, Utah or at any other location where the Client and Service Provider mutually agree. The Services shall include short- and long-term business trips.
3.4. Performing the Services the Service Provider, through its agent Mr. Kerr, shall uphold the highest fiduciary and ethical standards. This includes:
(a)Acting with loyalty and good faith to prioritize the Client’s and the Group's interests and avoid potential conflicts.
(b)Maintaining confidentiality of all sensitive information unless legally obligated to disclose.
(c)Complying with all applicable laws and regulations relevant to the Group's operations and the legal profession.
(d)Exhibiting professional integrity and conduct that enhances the Group's reputation.
(e)Disclosing material legal risks to the Officers and the Board with reasonable promptness.
(f)Diligence in the supervision of the legal affairs of the Client and in the advice provided.
(g)Committing to continuous professional development to stay abreast of legal and industry changes.
(h)Undergoing periodic performance evaluations to ensure adherence to these standards.
Failure to meet these standards may result in termination of the Agreement in accordance with Section 12 of this Agreement.
3.5. The Service Provider shall ensure that the Mr. Kerr possesses the necessary qualifications, skills, and experience to perform the Services and shall provide documentation of such qualifications upon the Client's request.
3.6. The Service Provider, through its agent Mr. Kerr, shall provide periodic reports to the Board to ensure transparency and accountability in the performance of his duties.
3.7. The Service Provider shall submit a comprehensive report as requested from time to time, and a summary report as requested at Board meetings.
3.8. The reports shall be presented in written format, supplemented by verbal presentations during Board meetings as required.
3.9. Following the submission of each report, the Board shall provide feedback, if any, and may request additional information or action on specific issues.

3.10. Upon occurrence of significant legal events affecting the Group, the Service Provider is required to promptly prepare and deliver a special report detailing the event, its implications, and proposed or taken actions.
3.11. The Client agrees to pay Compensation for the Services pursuant to Schedule 3.
3.12. The Service Provider shall submit invoices to the Client on a quarterly basis, and the Client shall pay each invoice, for services in advance, within 10 business days of receipt.

4. BUSINESS TRAVEL AND EXPENSES

4.1. Mr. Kerr, on behalf of the Service Provider is required to undertake both short-term and long-term business trips, which shall include trips to and from business related activities wherever they occur and the Mr. Kerr home in Salt Lake City, Utah, as necessary for the performance of the Services required under this agreement. These trips may include, but are not limited to, attending court hearings, regulatory proceedings, meetings for the management of outside counsel, other business meetings, conferences, negotiations, and other business-related events that are reasonably necessary for the Group's operations and legal commitments.
4.2. The Service Provider will be reimbursed for all reasonable expenses incurred during business trips, in accordance with the Client's Expense Policy and reflecting the CLO's executive level. Such expenses include travel costs (business class airfare, train, etc.), lodging, meals, and incidental expenses required for the successful completion of the business purpose.
4.3. The Service Provider is expected to adhere to the Client's Expense Policy, which provides detailed guidelines on allowable expenses, limits, and the process for submitting expense claims.
4.4. Receipts and documentation must be provided for all expenditures as required by the expense policy. The Service Provider is encouraged to seek pre-approval for expenses that may exceed typical limits or are not explicitly covered by the policy.

5. NO COMPETITION

5.1. During the term of this Agreement and for a period of three years following the termination of this Agreement, regardless of the cause or nature of termination, the Service Provider agrees not to engage in any professional activity that competes directly with the core business(es) of the Group within the jurisdictions where the Group operates as of the termination date. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be interpreted to restrict Mr. Kerr from the practice of law.
5.2. The Service Provider shall not directly or indirectly own, manage, operate, consult, or be employed in a business substantially similar to or competitive with the principal business of the Group or any of its subsidiaries. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be interpreted to restrict Mr. Kerr from the practice of law.
5.3. The Service Provider is prohibited from using or disclosing any confidential or proprietary information belonging to the Group in any capacity other than for the benefit of the Group, both during and subsequent to this Agreement.
5.4. This non-compete obligation is reasonable in terms of duration, geographic area, and scope of prohibited activities, considering the CLO role and access to sensitive information, and is necessary to protect the legitimate business interests of the Group. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be interpreted to restrict Mr. Kerr from the practice of law.
5.5. If any provision of this Section 4 is found by a court or tribunal of competent jurisdiction to be excessively broad or unenforceable, such provision shall be modified to reflect the intent of the parties and enforced to the maximum extent legally permissible. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be interpreted to restrict Mr. Kerr from the practice of law.
5.6. Violations of this non-compete clause will subject the Mr. Kerr as agent for the Service Provider and the Service Provider to legal action and potential damages. The Client retains the right to seek injunctive relief to prevent the breach or threatened breach of this section. Notwithstanding the foregoing, or anything else in this Agreement, nothing in this Agreement shall be interpreted to restrict Mr. Kerr from the practice of law.

6. RESPONSIBILITIES OF THE SERVICE PROVIDER

6.1. The Service Provider shall remain the employer of Mr. Kerr and shall be responsible for all employment-related obligations, including but not limited to payroll, taxes, benefits, and the compensation insurance. The Service Provider represents that necessary labor agreement is made between the Service Provider and the Mr. Kerr which obliges Mr. Kerr to abide respective provisions of this Agreement.
6.2. The Service Provider shall ensure that the Mr. Kerr complies with the Client's policies, procedures, and code of conduct while performing the Services.
6.3. The Service Provider shall maintain all necessary licenses and permits required to perform its obligations under this Agreement.
6.4. The Service Provider undertakes to provide the Client with copies of documents confirming the Qualifications of Mr. Kerr.

7. RIGHTS AND OBLIGATIONS OF THE CLIENT UNDER THIS AGREEMENT

7.1.1.The Client shall provide the Service Provider with the necessary resources, tools, and access to information required to perform the Services effectively.
7.1.2.The Client shall oversee the day-to-day activities and performance of the KPIs of the CLO and provide regular feedback to the Service Provider.
7.1.3.The Client shall promptly notify the Service Provider of any issues or concerns related to the CLO's performance.
7.1.4.The Client shall observe the rights of the CLO in regulating the labor and rest regime stipulated by the labor legislation of the Republic of Kazakhstan.
7.1.5.The Client shall acquaint the CLO with the labor regulations and other acts including internal acts of the client at the location of the CLO directly related to the work (labor function).
7.1.6.Suspend work if it endangers the life, health of the CLO.
7.1.7.Notify the CLO of harmful and (or) dangerous working conditions and the possibility of occupational disease.
7.1.8.Provide the CLO with a safe workplace and provide appropriate information, training and safety equipment with respect to any hazardous conditions to which they may be exposed in the workplace.
7.1.9.Not change the Services without prior consent of the Service Provider and the CLO.
7.1.10.Ensure compliance with occupational health and safety requirements, provide safe working conditions for the CLO.
7.1.11.Provide the Service Provider with documents necessary to regulate labor relations with the CLO.

7.2. THE RIGHTS OF THE CLIENT UNDER THIS AGREEMENT

7.2.1.Require performance of the Services according to the terms of this Agreement and the best industry standards for the same type of services.
7.2.2.Require the CLO to comply with the terms and conditions of the labor discipline and internal regulations of the and other acts of the Receiving Party.
7.2.3.To use the results of the Services provided for its own benefit and benefit of the Group.
7.2.4.To supervise performance of the Services and to give binding instructions to CLO regarding the performance of the Services.
7.2.5.In case of industrial necessity, suspend the CLO from the performance of the Services.
7.2.6.Perform background checks of the CLO if the Client deems necessary and the Service Provider and the CLO shall assist with the provision of necessary documents and the information.
7.2.7.To request and receive regular reports and communications regarding the performance and activities of the CLO.
7.2.8.To request the CLO and the Service Provider to sign separate confidentiality undertaking.
7.2.9.To audit the Service Provider's compliance with the contractual terms, especially regarding billing and the quality of the Services.
7.2.10.To use any other rights available to the Client under the applicable law.

8. CONFIDENTIALITY

8.1.The parties acknowledge that during the term of this Agreement, they may have access to Confidential Information. Each party agrees to hold the Confidential Information in strict confidence and not to disclose it to any third party without the prior written consent of the disclosing party.

8.2.The obligation of confidentiality shall survive the termination or expiration of this Agreement for a period of ten years.
8.3.The Service Provider and its agent, Mr. Kerr, are entrusted with confidential and proprietary information of the Client and the Group that is critical to the Group's business interests. The Service Provider agrees to maintain the confidentiality of all such information and to use it solely for the purpose of performing the Services.
8.4.Notwithstanding any other provision in this Agreement, the Service Provider shall be held to the highest standard of the fiduciary responsibility entrusted to them for any breach of confidentiality obligations.
8.5.The Client shall be entitled to seek all appropriate legal remedies, including but not limited to, compensatory damages, injunctive relief, and recovery of any and all costs associated with the breach, without any limitation on the amount of such damages or costs.
8.6.Any disclosure of confidential information by the Service Provider that is not expressly authorized by this Agreement or required by law must be immediately reported to the Client. The Service Provider must take all reasonable steps to mitigate the effects of the disclosure and to cooperate with the Client in any remediation.
8.7.The obligations and liabilities of the Service Provider regarding confidentiality shall survive the termination or expiration of this Agreement indefinitely.
8.8.The Service Provider acknowledge that the confidential information of the Group is of such unique and valuable nature that any breach of the confidentiality obligations under this Agreement would cause irreparable harm to the Client for which monetary damages alone would not be a sufficient remedy.
8.9.By signing this Agreement, the Service Provider expressly agrees to the terms set forth herein regarding unlimited liability for breach of confidentiality. This Clause has been duly reviewed and agreed upon to reflect the serious nature of the confidentiality obligations.

9. PERSONAL DATA

9.1.The Client shall use the personal data provided by either the Service Provider or the CLO solely for lawful purposes directly related to the performance of the Agreement and disclosures to be made by the Client and the Group. Such purposes include, but are not limited to, workforce management, payroll processing, performance evaluations, and compliance with legal obligations.
9.2.The Client agrees to comply with all applicable data protection laws and regulations governing the handling of personal data. This includes ensuring that personal data is processed lawfully, transparently, and for specified, explicit purposes.
9.3.The Client shall provide individuals with access to their personal data and allow them to correct any inaccuracies. The Client shall also facilitate the exercise of the individual's rights under applicable data protection laws, such as the right to data portability, the right to erasure, and the right to restrict processing.
9.4.The Client agrees to adhere to the principles of data minimization and limit the processing of personal data to what is necessary in relation to the purposes for which they are processed. Personal data shall not be retained for longer than is necessary to fulfill the purposes for which it was collected or as required by law.
9.5.The Client may disclose or transfer personal data to third parties or subprocessors without the prior written consent of the Service Provider or the CLO.

10. INTELLECTUAL PROPERTY

10.1.Any work product not limited to documents, contracts, opinions, and other materials, created by the CLO or any results of the Services rendered by the CLO (the "Work Product") shall be the exclusive property of the Client and the Group, where applicable.
10.2.The Service Provider hereby assigns and agree to assign all rights, title, and interest in and to the Work Product to the Client / the Group.
10.3.The Service Provider shall ensure that the CLO waives any rights in the Work Product.

11. CONFLICT OF INTEREST

11.1.The Service Provider, through Mr. Kerr as it’s agent, shall avoid any actual or potential conflicts of interest with the Client or the Group. A conflict of interest arises when the CLO's or the Service

Provider’s personal, financial, or other interests interfere, or appear to interfere, with the best interests of the Group.
11.2.The Service Provider shall ensure that Mr. Kerr discloses any situation that may constitute a conflict of interest to the Client as soon as it arises.
11.3.If a conflict of interest is identified, the Client may require the Mr. Kerr as agent for the Service Provider and the Service Provider to recuse themselves from certain decisions, tasks, or responsibilities to mitigate the conflict.
11.4.The Service Provider shall ensure that Mr. Kerr complies with any conflict of interest policies and procedures established by the Client.

12. TERMINATION

12.1. This agreement is terminable as follows:
12.1.1.Immediately by mutual agreement of the Parties.
12.1.2.Immediately upon the Disability of Mr. Kerr.
12.1.3.Immediately upon the death of Mr. Kerr.
12.1.4.By the Service Provider by providing sixty days written notice of the Voluntary Resignation of Mr. Kerr.
12.1.5.By the Client by providing sixty days written notice of its Termination of the Agreement Without Cause.
12.1.6.The Client when it has grounds for Termination of the Agreement for Cause.

13. RIGHTS UPON TERMINATION

13.1.Upon termination for any reason, the Service Provider shall make commercially reasonable efforts to ensure a smooth transition of the CLO's responsibilities and provide the Client with all Work Product and any other materials related to the Services.
13.2.In the event of termination under Sections 12.1.1, 12.1.4 or 12.1.6, no additional compensation shall be due to the Service Provider after the final day that Services are provided to the Client by the Service Provider.
13.3.In the event of termination under Sections 12.1.2, 12.1.3 or 12.1.5, in addition to any other severance or other benefit otherwise payable to Service Provider, the Client shall pay to equal monthly severance payment, in cash, in twenty four equal monthly instalments, a total amount equal to two times the sum of the Service Provider’s annual base salary on the date of termination plus the average of all non-discretionary bonuses—including the value of any non-discretionary stock grants—paid in the preceding two years.
13.4.Indemnification
The Service Provider and Mr. Kerr shall be entitled to all the protections, rights, and coverages offered by the Bylaws of the Client and the coverages of any insurance policy, including any indemnification rights afforded to Officers or Directors of the Client and/or the Group.

14. GOVERNING LAW AND ARBITRATION

14.1.This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.
14.2.Any dispute, controversy, or claim arising out of or relating to this contract, or the breach, termination, or invalidity thereof, shall be settled by arbitration administered by JAMS or the American Arbitration Association under its Arbitration Rules.
14.3.The number of arbitrators shall be three.
14.4.The seat, or legal place, of arbitration shall be Clark County, Nevada, USA.
14.5.The language to be used in the arbitral proceedings shall be English.
14.6.Arbitration Procedure:
(a)The arbitration shall be conducted by JAMS or the American Arbitration Association.
(b)The arbitration proceedings shall be confidential and all information disclosed during such proceedings, including the existence of the proceedings, shall be treated as confidential.
(c)The Client shall bear all costs and attorney fees of the parties to the Arbitration.
(d)The decision of the arbitrators shall be final and binding upon the parties, and the parties agree to abide by and implement the arbitration award in full.

14.7. Enforcement:
The arbitral award may be enforced in any court of competent jurisdiction, and the parties consent to the jurisdiction of such court for such purposes.
14.8. Exceptions to Arbitration:
(a)This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.
(b)By agreeing to this arbitration clause, the parties agree that they are waiving their right to a trial by jury for any dispute covered by this arbitration agreement.

15. MISCELLANEOUS

15.1.Entire Agreement
This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, and representations, whether oral or written.
15.2.Amendments
This Agreement may be amended or modified only by a written instrument signed by both parties.
15.3.Severability
If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.
15.4.Notices
15.4.1. Any notice in connection with this Agreement shall be in writing in English and delivered by hand, email, or courier using an internationally recognized courier company to the address or email address (as the case may be) specified in Clause 15.5.3 or to such other address or email address as the relevant party may from time to time specify by notice to the other parties given in accordance with this Clause.
15.4.2. A notice shall be effective upon receipt and shall be deemed to have been received:
(a)at the time of delivery, if delivered by hand or courier; or
(b)if sent by email, the earlier of (a) when the sender receives an automated message confirming delivery; or (b) four hours after the time sent (as recorded on the device from which the sender sent the email) unless the sender receives an automated message that the email has not been delivered,
(c)provided that, in each case, a notice received, or deemed to be received, on a day which is not a business day in the place of receipt, or after 5 p.m. on any business day in the place of receipt, shall be deemed to have been received on the next following business day in the place of receipt (and for the purposes of this Clause, a business day in the place of receipt shall mean a day (other than a Saturday or Sunday) on which banks are open for general business in that place).
15.5.    Taxes
Each party shall be individually responsible for the payment of any and all taxes, levies, duties, charges, and contributions assessed or required under applicable laws in connection with the performance of their obligations under this Agreement. This includes, but is not limited to, income taxes, payroll taxes, and any other form of tax liabilities associated with the remuneration received by each party.
15.6.     Expenses
Each party to this Agreement shall bear its own costs and expenses incurred in connection with the preparation, negotiation, and execution of this Agreement. This includes, but is not limited to, legal fees, accounting fees, consultant fees, and any other expenses incurred during the drafting and negotiation phases.
15.7.    Execution and Counterparts
15.7.1.This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
15.7.2.A signed copy of this Agreement, transmitted by facsimile, email, or other means of electronic communication, is deemed to have the same legal effect as an original signed hard copy. The parties acknowledge and agree that electronic signatures (e.g., via electronic signature software or scanned signature page) are as valid as if the signatures were on original documents.
15.7.3.All copies of this Agreement, whether marked as "copy" or "original" shall be deemed equally valid for all legal, administrative, and operational purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

The Client (signed) CFO FRHC (seal)	The Service Provider (signed) Director

SCHEDULE 1.
QUALIFICATIONS OF THE CLO

1.This is Schedule 1 (Qualifications of the CLO) to the Outstaffing Agreement (the "Agreement") dated … July 2024 made between Freedom Holding Corp. registered number C32081-2004 (the "Client"), and JMK Management Services Corp. registered number (the "Service Provider").

2.Unless otherwise defined herein capitalized terms and expressions should have the meaning assigned to them in the Agreement.

3.Below are the Qualifications of the CLO:

3.1.1. Educational Background

(a) Law Degree: A Juris Doctor (JD) or equivalent law degree from an accredited law school.
(b) Bar Admission: Active membership in a bar association, signifying licensure to practice law in the United States of America.

3.1.2. Professional Experience

(a)Legal Experience: Extensive experience in practicing companies' and corporate law, finance law, finance regulatory law, and litigation.
(b)Leadership Roles: Experience in management or supervisory multinational legal teams acquired from either inhouse or a law firm.

3.1.3. Skills

(a)Strategic Thinking: Ability to align the legal strategy with the broader business objectives of the Client.
(b)Communication Skills: Proficiency in clearly and effectively communicating both in writing and verbally, with stakeholders at all levels not limited to the Board and the Officers.
(c)Analytical Skills: Strong ability to analyze legal issues, risks, and the potential impacts on the Group's operations.
(d)Negotiation Skills: exceptional negotiation skills, including an ability to negotiate with public authorities at all seniority levels.
(e)Ethical Judgment: High standards of ethics and integrity in making decisions that protect the Client and its stakeholders.

3.1.4. Personal Attributes

(a)Leadership: Strong leadership qualities to guide the legal team and contribute to executive leadership.
(b)Decision-making: Capability to make timely and effective decisions under pressure.
(c)Adaptability: Ability to adapt to changing legal and business environments.
(d)Proactive Approach: Anticipating issues and initiating appropriate actions to prevent legal problems and facilitate company goals.

SCHEDULE 2.
SERVICES

1.This is Schedule 2 (Services) to the Outstaffing Agreement (the "Agreement") dated … July 2024 made between Freedom Holding Corp. registered number C32081-2004 (the "Client"), and JMK Management Services, Inc. (the "Service Provider").

2.Unless otherwise defined herein capitalized terms and expressions should have the meaning assigned to them in the Agreement.

3.Below are the Services which to be provided by the Service Provider through the CLO:

(a)Overseeing all legal aspects of the Group's operations.
(b)Providing strategic legal advice and counsel to the Client's executive Officers and the Board.
(c)Ensuring Client's compliance with all applicable laws, regulations, and industry standards.
(d)Managing the Client's internal legal team and coordinating with external legal counsel.
(e)Drafting, reviewing, and negotiating contracts, agreements, and other legal documents.
(f)Representing the Client in legal proceedings and disputes.
(g)Developing and implementing legal policies and procedures.
(h)Conducting legal risk assessments and mitigation strategies.
(i)Developing and overseeing the Group's legal strategy.
(j)Managing the legal aspects of corporate transactions.
(k)Overseeing litigation management.
(l)Overseeing intellectual property management.
(m)Managing contract management processes.
(n)Developing legal corporate policies and procedures.
(o)In cooperation with the Client’s Chief Compliance Officer, Developing ethical and compliance programs.
(p)Advising the Board and the Client's CEO on legal and strategic matters.
(q)Providing legal advice to the Client on stakeholder communications.
(r)Any other duties as reasonably requested by the Client and agreed to by the Service Provider.

SCHEDULE 3.
COMPENSATION

1.    Compensation for the Services should be as follows (payable quarterly, in advance):

(a)Annual Compensation – USD$ 1,000,000
(b)Annual Performance Bonus – USD$ 500,000
(c)Discretionary Quarterly Bonus – USD$ 125,000 (USD$ 500,000 total)
(d)Annual Discretionary Stock Bonus – USD$ 500,000
(e)Annual Health Insurance Reimbursement – USD$ 50,000 (payable with the first installment)